SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           February 8, 1999
                            Date of Report
                  (Date of Earliest Event Reported)

                          AMERICOM USA, INC.
        (Exact Name of Registrant as Specified in its Charter)

DELAWARE                           0-23769                      52-2068322
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

                          1303 Grand Avenue
                   Arroyo Grande, California 93420
               (Address of principal executive offices)

                             805/542-6700
                    Registrant's telephone number

                  CHATSWORTH ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

             On February 8, 1999, AmeriCom USA, Inc. (the
"Registrant" or the "Company") effected the agreement and plan of reorganization by and among the Company, KSI Acquisition, Inc. (now Kiosk Acquisition, Inc.), Kiosk Software, Inc., a California company, and Lori Fisher, the principal shareholder of Kiosk
Software, Inc.

             Pursuant to the terms of the merger, Kiosk Software, Inc. was merged with and into Kiosk Acquisition Corporation and shares of the Company's common stock were issued to the shareholders of Kiosk Software, Inc. based on the following formula: (i) an exchange ratio computed by dividing 1,000,000 by the quantity of outstanding Kiosk Software, Inc. outstanding shares just prior to the merger, and (ii) the number of shares to be issued to Kiosk Software, Inc. shareholders to be equal to the product of the number of shares owned by such shareholder times the exchange ratio. The number of Kiosk Software, Inc. shares outstanding prior to the merger was 1,000,000 and the exchange ratio was one-for-one. The Company has issued 1,000,000 shares of common stock to date pursuant to the merger.

             For a period of 180 days following the closing of the merger, the exchange ratio is subject to adjustment if during that 180 day period the Company sells any shares of its common stock in its Regulation S offering for a sales price of less than $2.00 per share. The Company's Regulation S offering closed January 29, 1999 and it does not anticipate that the adjustment provisions of the agreement will be activated.

             The merger agreement also provided that outstanding options to purchase shares of common stock of Kiosk Software, Inc. would be exchanged for options to purchase shares of the Company, with the price and number of option shares subject to the exchange ratio. Pursuant to the Company's Qualified Stock Option Plan, an option for the purchase of 248,834 shares of the Company's common stock at a purchase price of $.40 per share was granted and options for the purchase of an aggregate of 231,266 shares of the Company's common stock at a purchase price of $1.30 were granted.

             The Company has advanced Kiosk Software, Inc. an aggregate amount of $629,950 to pay its outstanding liabilities.
The merger was completed on February 8, 1999.

             Lori Fisher, the principal shareholder of Kiosk
Software, Inc., was appointed a director, president and chief operating officer of the Company's subsidiary, Kiosk Acquisition, Inc. at an annual compensation of $100,000.

             Kiosk Software, Inc. was founded in January, 1994, in California as Supermarket Kiosks, Inc., to market retail kiosk called The RecipeCenter. The RecipeCenter is a custom designed kiosk cabinet containing a computer, thermal printer, touchscreen monitor, and proprietary shopper-friendly software program. The RecipeCenter displays and prints recipes, dispenses coupons, gives general store information, wine recommendations, and other information.

             In April, 1997, Supermarket Kiosks, Inc. changed its name to Kiosk Software, Inc. to expand the distribution of its kiosk products across a broader range of industries. Kiosk Software, Inc. provides complete kiosk development services from design through delivery. It specializes in multi-media software development in addition to full kiosk integration and support including graphics for effective user interface, custom cabinet design, multimedia software development and development of custom applications for education, retail and tourist environments. Kiosk Software, Inc. uses its proprietary software to manage and update remote systems from a central location. Kiosk Software, Inc. has eleven employees and revenues for 1998 (unaudited) of approximately $327,000 with a net loss (unaudited) of approximately $300,000.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Not applicable.

ITEM 7.     FINANCIAL STATEMENTS

      No financial statements are filed herewith. The Registrant shall file the financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

ITEM 8.     CHANGE IN FISCAL YEAR

      Not applicable.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      Not applicable.




EXHIBITS

10.1  Agreement and Plan of Reorganization by and among AmeriCom
      USA, Inc., KSI Acquisition, Inc., Kiosk Software, Inc., and
      Lori Fisher dated January 24, 1999

10.2  First Amendment to Agreement and Plan of Reorganization

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICOM USA, INC.


                                 By /s/ Robert Cezar
                                   Chief Executive Officer
                                   Director


Date: February 22, 1999